Exhibit 10.14

STERLING JEWELERS INC.

375 Ghent Road

Akron, Ohio 44333

September 1, 2007

Mr. William Montalto

Sterling Jewelers Inc.

375 Ghent Road

Akron, Ohio 44333

Dear Bill:

Reference is made to your amended and restated Employment Agreement with Sterling Jewelers Inc dated as of August 9, 2004 and amended on January 25, 2006 (as amended, the “Employment Agreement”). Any capitalized term not defined herein shall have the meaning set forth in the Employment Agreement.

In accordance with Section 3(a) of the Employment Agreement, as of May 1, 2007, the Base Salary has been increased, so that the reference in Section 3(a)(i) of the Employment Agreement to “$525,000 per annum” shall be deleted and replaced with “$565,000 per annum”. In addition, beginning with the performance period commencing on February 4, 2007 the Employment Agreement shall be amended so that the “Annual Bonus” has been increased so that the reference in Section 3 (a)(i) of the Employment Agreement to “up to 70% of Base Salary” shall be deleted and replaced with “up to 100% of Base Salary”.

Except as modified by this letter, the Employment Agreement shall remain in full force and effect in accordance with its terms.

If you agree to the foregoing, please countersign the enclosed counterpart of this letter in the appropriate space below and return the signed copy to the undersigned.

STERLING JEWELERS INC.

By:	/s/ Mark S. Light
Name:	Mark S. Light
Title:	President and CEO

Accepted and agreed as of the first date written above.

By:	/s/ William Montalto
Name:	William Montalto